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                                                                   Exhibit 10.36


                          Charter Communications, Inc.
                             12444 Powerscourt Drive
                                    Suite 400
                         St. Louis, Missouri 63131-3660


                                  May 25, 1999



Mr. Marc Nathanson
Falcon Cable TV
10900 Wilshire Boulevard
Los Angeles, California 90067


Dear Marc:

         This letter sets forth our agreement relating to certain matters pertaining to you in connection with the Purchase Agreement dated as of May 25, 1999 by and among Charter Communications, Inc. ("Charter"), Falcon Communications, L.P., TCI Falcon Holdings, LLC, Falcon Cable Trust and Falcon Holding Group, Inc. (the "Purchase Agreement").

         1. Upon consummation of the Purchase Agreement, and until consummation of the initial public offering referred to below, subject to the terms and conditions set forth herein, you will be appointed as a Vice-Chairman of Charter. In such position, which is a non-executive position, it is understood that you will render such services and such time as you deem reasonably necessary; we understand and agree that in such position you will not be required to devote any specific amount of time and we further understand and agree that you may participate in such other business, governmental or charitable enterprises as you may determine. Charter will reimburse you for your out-of-pocket expenditures (including first-class travel) incurred in connection with fulfilling your duties in your position as Vice-Chairman.

         2. Upon consummation of an initial public offering of Charter (or an affiliate thereof), you will be appointed to the Board of Directors of the public entity and continue as Vice Chairman of Charter and will be entitled to the rights and benefits provided to other inside directors of such public entity, including without limitation, reimbursements for attending meetings. In such position, it is understood that you will render such services and such time as you deem reasonably necessary, we understand and



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agree that in such position you will not be required to devote any specific amount of time and we further understand and agree that you may participate in such other business, governmental or charitable enterprises as you may determine.

         3. As either Vice-Chairman of Charter or a member of the Board of Directors of the public entity, you will receive the same indemnification protections and benefit of D&O insurance provided to other officers and directors of Charter and such public entity, as applicable.

         4. For the first three years following consummation of the Purchase Agreement, Charter agrees that (i) it will pay you $125,000 per year, from which you will pay for any secretarial or administrative support staff you will need; and (ii) at its expense, it will continue to rent for your use (and use by Charter from time to time) the existing Falcon eighth floor space located at 10900 Wilshire Boulevard, Los Angeles, California for the shorter of (A) the remainder of its current term; and (B) an event contemplated by Section 5 below; provided that you will reimburse Charter for one half of the rent for such space, for the three year period.

         5. You and we agree that (i) you may resign as Vice-Chairman or director at any time and (ii) we may remove you as Vice-Chairman or director at any time after three years from the date of your appointment, or in the event you no longer own equity in Charter or its affiliates.

         If the foregoing correctly reflects our agreement regarding the above, please sign a counterpart copy of this letter.

                                    Very truly yours,


                                    Charter Communications, Inc.

                                    By:      /s/ JERALD L. KENT
                                             -----------------------------------
                                    Name:    Jerald L. Kent
                                    Title:   President, Chief Operating
                                              Officer and Director

Agreed:


   /s/ MARC NATHANSON
   ----------------------------
      Marc Nathanson


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